UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K
CURRENT REPORT
Pursuant to
SECTION 13 OR 15(d)
OF
THE SECURITIES EXCHANGE ACT OF 1934

_________________

Date of Report (Date of earliest event reported): June 21, 2006

PACIFIC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	000-29829	91-1815009
(State or other jurisdiction of incorporation or organization)	(SEC File Number)	(IRS Employer Identification No.)

1101 S. Boone Street
Aberdeen, Washington 98520-5244
(360)533-8870
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance SheetArrangement of a Registrant

        On June 21, 2006, Pacific Financial Corporation (the “Company”) completed a private placement to an institutional investor of $8 million of trust preferred securities, through a newly formed Delaware trust affiliate, PFC Statutory Trust II (the “Trust”).

        The proceeds from the sale of the trust preferred securities, combined with the proceeds from the sale of the common securities of the Trust to the Company, were used by the Trust to purchase from the Company $8,248,000 in aggregate principal amount of Junior Subordinated Debentures due July 7, 2036 (the “Debentures”). The Debentures were issued pursuant to an Indenture dated as of June 21, 2006, between the Company and Wells Fargo Bank, National Association, as trustee.

        The Debentures bear interest, payable quarterly, at a variable rate, reset quarterly, equal to 160 basis points over the three month LIBOR. Interest payments from the Company will be used by the Trust to make quarterly distributions to the holder of the Trust’s trust preferred securities. The Company may defer the interest payments on the Debentures for up to 20 consecutive quarterly periods so long as no event of default under the Indenture has occurred and is continuing. However, the Company may not pay any dividends on, or redeem or repurchase its common stock, if it elects to defer interest payments on the Debentures or defaults on any principal or interest payments due on the Debentures.

        The Debentures mature on July 7, 2036, and are redeemable, at the Company’s option, as of any quarterly redemption date on or after July 7, 2011, subject to regulatory approval. The Debentures are also redeemable prior to July 7, 2011, at a special redemption price of 105% of the principal amount thereof, upon the occurrence of certain events, such as a change in the regulatory capital treatment of the trust preferred securities, the Trust being deemed an investment company or the occurrence of certain adverse tax events.

        The Debentures are subordinated to the prior payment of any other indebtedness of the Company. The Debentures will be recorded as a long term liability on the Company’s balance sheet. For regulatory purposes, the Debentures will be treated as Tier 1 capital, subject to applicable regulatory limits.

        The Company has also entered into a Guarantee Agreement pursuant to which it has agreed to guarantee the payment of distributions on, and the liquidation or redemption price of, the trust preferred securities to the extent the Trust has funds available.

Item 9.01	Financial Statements and Exhibits.

4.1	Indenture, dated as of June 21, 2006, between the Company and Wells Fargo Bank, National Association, as Trustee. (1)

(1)     Exhibit not included as permitted under Item 601(b)(4)(iii) of Regulation S-K. The Company will provide a copy to the Securities and Exchange Commission upon request.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC FINANCIAL CORPORATION

DATED: July 11, 2006	By: /s/ John Van Dijk
John Van Dijk Secretary